   As filed with the Securities and Exchange Commission on November 10, 1997

                                                          Registration No. 333-



                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                            ----------------------
                                   FORM S-8

                            REGISTRATION STATEMENT

                                    UNDER

                          THE SECURITIES ACT OF 1933

                            ----------------------

                              HENRY SCHEIN, INC.
            (Exact name of registrant as specified in its charter)

           Delaware                               11-3136595
   (State or other jurisdiction of                (I.R.S. Employer
   incorporation or organization)                 Identification No.)

                               135 Duryea Road
                           Melville, New York 11747

                                 516-843-5500
             (Address of principal executive offices) (Zip code)

       SULLIVAN DENTAL PRODUCTS, INC. 1990 INCENTIVE STOCK OPTION PLAN
          SULLIVAN DENTAL PRODUCTS, INC. NON-QUALIFIED STOCK OPTIONS
      SULLIVAN DENTAL PRODUCTS, INC. 1995 LONG-TERM STOCK INCENTIVE PLAN

                          (Full title of the plans)

                             Mark E. Mlotek, Esq.
                              Henry Schein, Inc.
                               135 Duryea Road
                           Melville, New York 11747
                                 516-843-5500
                   (Name and address, and telephone number,
                  including area code, of agent for service)

                      ---------------------------------

                       Copies of all communications to:
                           Robert A. Cantone, Esq.
                             Proskauer Rose  LLP

                                1585 Broadway
                          New York, New York  10036
                                 212-969-3000

                       CALCULATION OF REGISTRATION FEE

                                                              Proposed maximum            Proposed maximum                Amount of
    Title of securities            Amount to be                offering price            aggregate offering             Registration
     to be registered              registered(1)                per share(2)                  price(2)                       Fee
Common Stock,                     1,205,823 shares                  $12.41                    $14,964,264                  $4,534.63
par value $.01
=========================== ===========================  =========================== ===========================    ================

(1) Represents the aggregate number of shares of the common stock, par value $.01 (the "Common Stock"), of Henry Schein, Inc (the "Company") issuable upon the exercise of the outstanding stock options granted by Sullivan Dental Products, Inc. ("Sullivan") under the Sullivan 1990 Incentive Stock Option Plan or the Sullivan 1995 Long-Term Stock Incentive Plan or pursuant to the exercise of certain outstanding options granted by Sullivan under non-qualified stock option agreements (collectively, the "Sullivan Plans"), which options are being assumed by the Company in connection with the acquisition of Sullivan by the Company pursuant to the Agreement and Plan of Merger dated as of August 3, 1997 among Schein, Sullivan and HSI Acquisition Corp.

(2) Represents weighted average offering price computed pursuant to Rule 457(h) promulgated under the Securities Act of 1933 using the weighted average option exercise price per share.

                                   PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         Item 3.  Incorporation of Documents By Reference.

         The following documents filed with the Securities and Exchange Commission (the "Commission") by Henry Schein, Inc., a Delaware corporation (the "Company" or the "Registrant"), are incorporated herein by reference:

            (1) The Company's Annual Report filed on Form 10-K for the fiscal year ended December 28, 1996.

            (2) The Company's Amended Annual Report filed on Form 10-K/A for the fiscal year ended December 28, 1996.

            (3) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 29, 1997.

            (4)   The Company's Current Report on Form 8-K dated June 24, 1997.

            (5)   The Company's Current Report on Form 8-K dated August 1, 1997.

            (6) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 28, 1997.

            (7) The description of the Company's common stock, par value $.01 per share, contained in the Company's Registration Statement filed on Form 8-A dated October 27, 1995 pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all remaining securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents. Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

         Item 4.  Description of Securities.

         Not applicable.

         Item 5.  Interest of Named Experts and Counsel.


         Not applicable.

         Item 6.  Indemnification of Directors and Officers.

         Article TENTH of the Company's Amended and Restated Certificate of Incorporation provides that the Company shall indemnify and hold harmless, to the fullest extent authorized by the Delaware General Corporation Law, its officers and directors against all expenses, liability and loss actually and reasonably incurred in connection with any civil, criminal, administrative or investigative action, suit or proceeding. The Amended and Restated Certificate of Incorporation also extends indemnification to those serving at the request of the Company as directors, officers, employees or agents of other enterprises.

         In addition, Article NINTH of the Company's Amended and Restated Certificate of Incorporation provides that no director shall be personally liable for any breach of fiduciary duty. Article NINTH does not eliminate a director's liability (i) for a breach of his or her duty of loyalty to the Company or its stockholders, (ii) for acts of intentional misconduct, (iii) under Section 174 of the Delaware General Corporation Law for unlawful declarations of dividends or unlawful stock purchases or redemptions, or (iv) for any transactions from which the director derived an improper personal benefit.

         Section 145 of the Delaware General Corporation Law permits a corporation to indemnify its directors and officers against expenses (including attorney's fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties, if such directors or officers acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors and officers in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interest of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant officers or directors are reasonably entitled to indemnity for such expenses despite such adjudication of liability.

         Section 102(b)(7) of the Delaware General Corporation Law provides that a corporation may eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any

transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective.

         Item 7.  Exemption from Registration Claimed.

         Not applicable.

         Item 8.  Exhibits.

Exhibit Number                             Description
--------------                             -----------

     4.1 Amended and Restated Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-4

                        (Registration No. 333-30615))

     4.2 Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Company's
Registration Statement on Form S-4 (Registration No.
333-30615))

      5       Opinion of Proskauer Rose LLP

     23.1      Consent of BDO Seidman, LLP

     23.2      Consent of Miller, Elling & Company

     23.3      Consent of Proskauer Rose LLP (included in Exhibit 5)

      24       Powers of Attorney (included on Page II-5)


         Item 9.  Undertakings.

         (a)     The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Rule 3-19 of this chapter at the start of any delayed offereing or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph
         (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to
         Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the

Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                          SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Melville, State of New York, on November 10, 1997.


                                 HENRY SCHEIN, INC.

                                 By:    /s/ STANLEY M. BERGMAN
        --------------------------------------
                                 Name:  Stanley M. Bergman
                                 Title: Chief Executive Officer and President


                              POWERS OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Stanley M. Bergman and Mark E. Mlotek, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to act, without the other, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 of Henry Schein, Inc., and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



         Signatures                                    Title                                        Date
         ----------                                    -----                                        ----

/s/ STANLEY M. BERGMAN                       Chairman, Chief Executive                         November 10, 1997
---------------------------------            Officer, Director and President
   Stanley M. Bergman                        (Principal Executive Officer)


/s/ STEVEN PALADINO                          Director, Senior Vice President                   November 10, 1997
-------------------------------------        and Chief Financial Officer
    Steven Paladino                          (Principal Financial Officer
                                             and Principal Accounting Officer)


/s/ JAMES P. BRESLAWSKI                      Director                                          November 10, 1997
------------------------------------
   James P. Breslawski

                                     II-5


         Signatures                                    Title                                        Date
         ----------                                    -----                                        ----

/s/ GERALD A. BENJAMIN                       Director                                          November 10, 1997
-----------------------------------
   Gerald A. Benjamin

/s/ LEONARD A. DAVID                         Director                                          November 10, 1997
-------------------------------------
   Leonard A. David

/s/ MARK E. MLOTEK                           Director                                          November 10, 1997
--------------------------------------
   Mark E. Mlotek



















                                     II-6

                                EXHIBIT INDEX


       Exhibit
       Number                                          Description                                  Location
       --------                                        ------------                                 ---------
       4.1                                   Amended and Restated Articles of        Incorporated by reference to Exhibit 3.1 to the
                                             Incorporation of the Company            Company's Registration Statement on Form S-4
                                                                                     (Registration No. 333-30615)

       4.2                                   Amended and Restated Bylaws of the      Incorporated by reference to Exhibit 3.2 to the
                                             Company                                 Company's Registration Statement on Form S-4
                                                                                     (Registration No. 333-30615 )

        5                                    Opinion of Proskauer Rose LLP            Filed herewith

      23.1                                   Consent of BDO Seidman, LLP              Filed herewith

      23.2                                   Opinion of Miller, Ellin & Co., Inc.     Filed herewith

      23.3                                   Consent of Proskauer Rose LLP            Included in Exhibit 5

       24                                    Powers of Attorney                       Included on Page II-5


                                     II-7